UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On December 31, 2007, Nitches, Inc., a California corporation ("we," "our" or "us"), entered into a License Agreement (the "Agreement") with Paula Deen Enterprises, LLC, a Georgia limited liability company ("Deen Enterprises"), in the ordinary course of business.

     Pursuant to the terms of the Agreement, on December 31, 2007, we issued and delivered to Deen Enterprises a warrant to purchase up to 150,000 shares of our common stock, no par value, at a purchase price of $1.67 per share, or an aggregate purchase price of $330,000, subject to adjustment, including broad-based anti-dilution protection. The warrant has a term of seven years. We have also agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the warrant.

     The issuance of the warrant and the common stock issuable upon exercise of the warrant is exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The offering was not conducted in connection with a public offering.

     The summary of the terms of the warrant is qualified in its entirety by reference to the form of warrant, which is filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits.

Exhibit	Description
4.1	Common Stock Purchase Warrant issued to Paula Deen Enterprises, LLC

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

January 7, 2008	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
As Principal Executive Officer
and on behalf of Registrant